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Exhibit 10.19

ADESA, INC.
2005 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

ADESA, INC.
2005 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

i

        The ADESA, Inc. 2005 Supplemental Executive Retirement Plan ("Plan") has been adopted by ADESA, Inc. ("Company"), effective March 1, 2005.

INTRODUCTION

        The purpose of this Plan is to provide supplemental retirement benefits for a select group of management or highly compensated Employees and to permit covered Employees to increase their retirement benefits further by making salary reduction deferrals pursuant to the Plan. The Employers intend for the Plan to qualify as an unfunded arrangement maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Sections 201, 301, and 401 of Employee Retirement Income Security Act of 1974, as amended.

ARTICLE I
DEFINITIONS AND INTERPRETATION

        Section 1.1    Definitions.    Whenever the initial letter of a word or phrase is capitalized herein, the following words and phrases shall have the meanings stated below, unless a different meaning is plainly required by the context:

        (a)   "Account" means, with respect to a Participant, the bookkeeping account established by the Administrator to record the Participant's interest under the Plan. "Account" also means, when the context so permits, the amount credited to such bookkeeping account. Each Participant's Account shall consist of the following sub-Accounts, to the extent applicable:

  (1)
  "Deferral Account" means the Participant's interest under the Plan attributable to (i) Elective Deferrals and (ii) non-Grandfathered elective deferrals under a Predecessor Plan transferred to this Plan pursuant to Section 2.3.

  (2)
  "Employer Contribution Account" means the Participant's interest under the Plan attributable to (i) Employer Contribution Credits; (ii) non-Grandfathered employer contribution credits under a Predecessor Plan transferred to this Plan pursuant to Section 2.3; and (iii) Pension Make-Up Credits.

  (3)
  "Grandfathered Deferral Account" means the Participant's interest under the Plan attributable to Grandfathered elective deferrals under a Predecessor Plan transferred to this Plan pursuant to Section 2.3.

  (4)
  "Grandfathered Employer Contribution Account" means the Participant's interest under the Plan attributable to Grandfathered employer contribution credits under a Predecessor Plan transferred to this Plan pursuant to Section 2.3.

         (b)  "Administrator" means the Board; provided, however, the Board may delegate one or more administrative responsibilities under the Plan to any person (including a committee), in which case such person shall be considered the Administrator with respect to the delegated responsibility.

         (c)  "Applicable Form" means the appropriate form, as designated and furnished by the Administrator, to make an election or provide a notice under the Plan.

         (d)  "Base Salary" means, for purposes of determining the Employer Contribution Credits with respect to a Covered Participant for a Plan Year, the Covered Participant's gross base salary for the Plan Year, as estimated by the Administrator based on actual salary through December 1 of the Plan Year and projected salary for the remainder of the Plan Year, unreduced by Elective Deferrals or salary reduction contributions pursuant to Code Section 401(k) or 125. Base Salary for 2005 shall be determined as if the Plan Year had begun on January 1, 2005.

         (e)  "Beneficiary" means, with respect to a Participant, the Participant's beneficiary or beneficiaries, as determined pursuant to Section 4.4.

          (f)  "Benefit Commencement Date" means the date as of which a distribution under the Plan is to be made (or begin, if payable in installments).

         (g)  "Board" means the Company's Board of Directors.

         (h)  "Bonus" means, with respect to a Participant for a Plan Year, the gross annual cash bonus payable to the Participant under the ADESA Annual Incentive Plan with respect to services performed during such year, even if such bonus is payable in a later Plan Year, unreduced by Elective Deferrals or salary reduction contributions made pursuant to Code Section 401(k) or 125.

          (i)  "Change in Control Event" means, with respect to a Participant, a change in the ownership or effective control of a relevant Employer or in the ownership of a substantial portion of a relevant Employer's assets, to the extent that such change is deemed to be an event described in Code Section 409A(a)(2)(A)(v).

          (j)  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (k)  "Company" means ADESA, Inc.

          (l)  "Compensation" means, with respect to a Participant for a payroll period, the Participant's Gross Compensation for such period, reduced by applicable withholdings and deductions.

        (m)  "Covered Participant" means, with respect to a Plan Year, a Participant who, on December 1 of such year, is (i) actively employed as an Eligible Employee; (ii) is no longer actively employed as an Eligible Employee, but who terminated employment during such year on account of death, Disability, or Retirement; or (iii) is on an Employer-approved Disability leave that began during such year.

         (n)  "Deferral Election" means a deferral election filed by a Participant pursuant to Section 3.3 on an Applicable Form.

         (o)  "Disability" means a medical or mental impairment that, in the judgment of the Administrator, based on medical evidence submitted by the Participant, renders the Participant unable to perform the material duties of his employment and is expected to last for a period of at least six months or until the Participant's earlier death.

         (p)  "Effective Date" means March 1, 2005, the effective date of the Plan.

         (q)  "Elective Deferrals" means amounts deferred by a Participant under the Plan pursuant to the Participant's Deferral Election.

         (r)  "Eligible Employee" means any Employee (i) who holds a position listed in Appendix A, as amended from time to time, or (ii) who does not hold a position listed in Appendix A but who is designated by the Administrator or the Chairman of the Company's Board as an Eligible Employee and who has been notified in writing of such designation and its effective date.

         (s)  "Employee" means any individual who is employed by an Employer.

          (t)  "Employer" or "Employers" means the Company and any Subsidiary that has adopted the Plan with the consent of the Board.

         (u)  "Employer Contribution Credit" means, with respect to a Participant, an amount credited to the Participant's Employer Contribution Account pursuant to Section 3.4.

         (v)  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

        (w)  "Fixed Investment Fund" means an Investment Fund providing for a fixed stated rate of return, as established by the Administrator from time to time.

         (x)  "Fund" means an Investment Fund.

         (y)  "Grandfathered" means, with respect to an amount transferred from a Predecessor Plan, that the amount was deferred and vested on or before December 31, 2004, that the arrangement pursuant to which the amount was deferred has not been materially modified within the meaning of Code Section 409A and the guidance thereunder, and that the amount is not subject to the provisions of Code Section 409A.

         (z)  "Gross Compensation" means, with respect to a Participant for a payroll period, the Participant's regular base salary for such period, unreduced by Elective Deferrals and salary reduction contributions pursuant to Code Section 401(k) or 125. "Gross Compensation" shall include holiday pay, vacation pay, floating holiday pay, and sick pay, but shall exclude fringe benefits (whether or not taxable), disability pay, severance pay, and other special pay.

       (aa)  "Ineligible 401(k) Plan Participant" means, with respect to a Plan Year, a Covered Participant who did not satisfy the eligibility requirements of the Company's qualified Code Section 401(k) Plan for all or part of the Plan Year.

       (bb)  "Investment Credit" means, with respect to an Account, an amount credited to the Account pursuant to Section 3.6.

       (cc)  "Investment Fund" means a fund established by the Administrator pursuant to Section 3.6 for the purpose of determining Investment Credits.

       (dd)  "Participant" means an Eligible Employee who has become a Participant pursuant to the provisions of Article II and whose entire Account has not been distributed.

       (ee)  "Participation Service" means the combined period of participation in this Plan, a Predecessor Plan, and the Insured Option Plan maintained by ADESA Corporation between March 6, 1998, and March 5, 2001. "Participation Service" also includes, in the case of certain Employees, prior service with ALLETE Corporation or Automotive Finance Corporation, to the extent determined by the Administrator and communicated to the Employee in writing at the time he becomes a Participant.

        (ff)  "Pension Make-Up Credits" means credits to a Participant's Account pursuant to Section 3.5.

       (gg)  "Plan" means the deferred compensation plan embodied herein, as amended from time to time, known as the ADESA, Inc. 2005 Supplemental Executive Retirement Plan.

       (hh)  "Plan Year" means the 12-month period beginning each January 1 and ending on the following December 31, except that the first Plan Year shall begin on the Effective Date and end on December 31, 2005.

  (ii)
  "Predecessor Plan" means the ADESA Corporation Supplemental Executive Retirement Plan and/or the Automotive Finance Corporation Supplemental Executive Retirement Plan.

         (jj)  "Retirement" means Termination of Employment on or after (1) reaching age 65 or (2) reaching age 55 and completing at least ten years of Participation Service. In the case of certain Participants previously employed by ALLETE Corporation, the reference to age 55 in clause (2) of the preceding sentence shall be deemed a reference to age 50, to the extent determined by the Administrator and communicated to the Participant in writing at the time he becomes a Participant.

       (kk)  "Statutory Compensation Limit" means, (i) for the Plan Year ending December 31, 2005, $205,000, and (ii) for any later Plan Year, the Code Section 401(a)(17) compensation limit in effect for that Plan Year.

         (ll)  "Subsidiary" or "Subsidiaries" means a corporation, partnership, or limited liability company, a majority of the outstanding voting stock, general partnership interests, or membership interests, as the case may be, of which is owned or controlled directly or indirectly by the Company or by one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

    (mm)  "Terminates Employment" or "Termination of Employment" means a complete termination of the employment relationship between the Participant and all Employers.

       (nn)  "Transferred Participant" means an individual who became a Participant on the Effective Date and who had an accrued benefit under a Predecessor Plan on the day preceding the Effective Date.

       (oo)  "Trust" means the ADESA, Inc. 2005 Supplemental Executive Retirement Plan Trust, as amended from time to time, formerly known as the ADESA Corporation Supplemental Executive Retirement Plan Trust.

       (pp)  "Trustee" means the trustee of the Trust from time to time.

        Section 1.2    Rules of Construction.    The following rules shall govern the interpretation of the Plan:

        (a)   The Plan is intended to comply with (i) Code Section 409A and (ii) the applicable provisions of ERISA, and it shall be interpreted and administered in accordance with such intent.

        (b)   Subject to the provisions of Subsection (a), the Plan shall be construed, regulated, and administered in accordance with the internal laws of the State of Indiana, without regard to conflict of law principles.

        (c)   Words used in the masculine gender shall be deemed to include the feminine, where appropriate, and vice versa, and words used in the singular shall be deemed to include the plural, where appropriate, and vice versa.

        (d)   Headings and subheadings have been inserted for convenience of reference only and shall not affect the construction of the terms hereof.

ARTICLE II
ELIGIBILITY AND PARTICIPATION

        Section 2.1    Initial Participation.    An Eligible Employee shall become an active Participant as of the later of (i) the Effective Date or (ii) the date as of which such person becomes an Eligible Employee. An active Participant shall receive Employer Contribution Credits to the extent provided in Section 3.3 and may (but shall not be required to) make Elective Deferrals.

        Section 2.2    Change in Eligibility.    A Participant may be removed as an active Participant by (i) the Administrator or the Chairman of the Company's Board, effective as of the date written notice of such decision is provided to the Participant, or (ii) by Plan amendment, effective as of the latest of adoption of the amendment, the effective date of the amendment, or date on which notice of the amendment is provided to the affected Participant. Upon removal pursuant to the preceding sentence or upon ceasing to be an Eligible Employee, a Participant shall become an inactive Participant. As an inactive Participant, the Participant's Elective Deferrals and Employer Contribution Credits shall cease, but Investment Credits shall continue to be credited to the Participant's Accounts in the same manner as if the Participant were an active Participant until such time as the Participant's Accounts are distributed in accordance with the provisions of the Plan.

        Section 2.3    Transfers from Predecessor Plans.    As of the Effective Date, the vested account balance of each Transferred Participant under the Predecessor Plans shall be transferred to this Plan, and the Transferred Participant shall not be entitled to any further benefit under any Predecessor Plan. At the time of such transfer, the Administrator shall separately account for each of the following amounts transferred to the Plan for each Transferred Participant: (i) Grandfathered amounts attributable to the Participant's elective deferrals (including earnings credits with respect to such elective deferrals), which shall be credited to the Participant's Grandfathered Deferral Account, (ii) Grandfathered amounts attributable to employer contribution credits for the Participant (including earnings credits with respect to such contribution credits), which shall be credited to the Participant's Grandfathered Employer Contribution Account, (iii)  non-Grandfathered amounts attributable to the Participant's elective deferrals (including earnings credits with respect to such elective deferrals), which shall be credited to the Participant's Deferral Account, and (iv) non-Grandfathered amounts attributable to employer contribution credits for the Participant (including earnings credits with respect to such contribution credits), which shall be credited to the Participant's Employer Contribution Account.

ARTICLE III
CONTRIBUTIONS AND CREDITS

        Section 3.1    Establishment of Accounts.    The Administrator shall establish on behalf of each Participant as of the date he becomes a Participant an Account consisting of each of the following applicable sub-Accounts: Deferral Account, Employer Contribution Account, Grandfathered Deferral Account, and Grandfathered Employer Contribution Account. The Administrator shall credit and charge such Accounts as provided in this Article. A Participant's interest in his Accounts shall be 100% vested at all times.

        Section 3.2    Initial Credit to the Accounts of Transferred Participants.    As of the Effective Date, the Administrator shall credit the transferred amounts to the Accounts of each Transferred Participant as provided in Section 2.3.

        Section 3.3    Elective Deferrals.

        (a)    General Provisions.    Subject to the provisions of this Article, a Participant may elect to defer (i) a whole percentage (up to 25%) of his Gross Compensation for services performed during a Plan Year and/or (ii) a whole percentage (up to 85%) of his Bonus for services performed during a Plan Year. If a Participant makes a valid Deferral Election pursuant to this Article, the Bonus or Compensation that would be payable to the Participant in the absence of his election shall be reduced by the elected amount, and the reduction amount shall be credited to the Participant's Deferral Account as of the payment date for the Compensation or Bonus. To make a valid election, a Participant must file a completed Deferral Election with the Administrator within the period required by this Section.

        (b)    Initial Deferral Elections Regarding Gross Compensation.    In general, a Participant must file his Deferral Election with respect to Gross Compensation for a Plan Year before the beginning of the Plan Year in which the Participant performs the services for which the Gross Compensation is paid. In the first Plan Year of a Participant's participation, however, the Participant may file a Deferral Election with respect to Gross Compensation paid for services performed after the filing date at any time during the first 30 days of participation and, for 2005, a Participant may file a Deferral Election with respect to Gross Compensation paid for services performed after the filing date at any time before March 15, 2005.

        (c)    Initial Deferral Elections Regarding Bonuses.    Unless a Bonus represents performance-based compensation based on services performed over a period of at least 12 months (within the meaning of Code Section 409A(a)(4)(B)(iii)), the provisions of Subsection (b) shall apply to Deferral Elections with respect to Bonuses. To the extent that a Bonus represents performance-based compensation based on services performed over a period of at least 12 months (within the meaning of Code Section 409A(a)(4)(B)(iii)), the Participant may file the Deferral Election with respect to such Bonus within the period prescribed by Subsection (b) or, if later, at least six months before the end of the applicable performance period.

        (d)    Revocation or Change of Deferral Elections.    Once made, a deferral election with respect to Bonuses or Compensation shall remain in effect for future Bonuses and Compensation, unless the election is revoked or a new election filed pursuant to this Subsection. Any revocation of an existing Deferral Election or new Deferral Election must be filed on an Applicable Form with the Administrator within the period required by Subsection (b) or (c), as applicable.

        Section 3.4    Employer Contribution Credits.

        (a)    Base Employer Contribution Credits.    Except as otherwise provided in this Section, for each Plan Year, each Covered Participant's Employer Contribution Account shall be credited with Employer Contribution Credits in an amount equal to the sum of 7% of the Participant's Base Salary up to the Statutory Compensation Limit, plus 11% of the Participant's Base Salary in excess of the Statutory Compensation Limit. Beginning with the first calendar month following the calendar month in which a Participant completes 120 months of Participation Service, the 7% Employer Contribution Credit required by the preceding sentence shall be increased to 10%, and the 11% Employer Contribution Credit required by the preceding sentence shall be increased to 14%. For example, if a Participant completes 120 months of Participation Service on March 5, 2008, the Employer Contribution Credit under this Subsection for the 2008 Plan Year shall be equal to the sum of (i) 7% of his Base Salary for the first three months of 2008, up to one-fourth of the Statutory Compensation Limit, plus 11% of such Base Salary in excess of such prorated compensation limit, and (ii) 10% of his Base Salary for the last nine months of 2008, up to three-fourths of such compensation limit, plus 14% of such Base Salary in excess of such prorated compensation limit.

        (b)    Supplemental Employer Contribution Credits.    In addition to the Employer Contribution Credit otherwise provided for by this Section, a supplemental Employer Contribution Credit shall be credited to the Employer Contribution Account of each Ineligible 401(k) Plan Participant. The amount of the Eligible Contribution Credit shall be equal to 4% of the Participant's Base Salary for the period during which the Participant is both a Covered Participant and an Ineligible 401(k) Plan Participant.

        (c)    Credits for Individuals Who Become Participants after Beginning of Plan Year.    If an individual becomes a Participant on any day other than the first day of the Plan Year, such individual's contribution under Subsection (a) for that Plan Year, if any, shall be based on that portion of the individual's Base Salary that is attributable to the period beginning on the date on which the individual becomes a Participant and ending on the last day of that Plan Year.

        (d)    Credits for Covered Participants Not Actively Employed on December 1 of Plan Year.    The Employer Contribution Credit for a Covered Participant who is not an active Eligible Employee on December 1 of a Plan Year shall be the credit under Subsection (a) or (c), as applicable, multiplied by a fraction, the numerator of which is the number of full and partial months during the Plan Year in which the Participant was an active Eligible Employee and the denominator of which is the number of months in the Plan Year.

        (e)    Special Provisions Relating to Employer Contribution Credits for 2005.    Employer Contribution Credits pursuant to this Section for 2005 shall be calculated as if the 2005 Plan Year had begun on January 1, 2005, and any individual who became a Participant on the Effective Date had become a Participant on January 1, 2005.

        (f)    Timing of Employer Contribution Credits.    All Employer Contribution Credits with respect to a Participant for a Plan Year shall be credited to the Participant's Employer Contribution Account as of December 1 of the Plan Year.

        Section 3.5    Pension Make-Up Credits.    Section 3.2(b) and Schedule 3.2(b) of the Employee and Director Matters Agreement, dated June 15, 2004, between ADESA, Inc. and ALLETE, Inc. require the Company to make five annual pension make-up contributions to the Plan on behalf of the

Employees listed in the Schedule. At the time such payments are required, they shall be credited to the Participant's Employer Contribution Account.

        Section 3.6    Additional Credits and Charges to Accounts.

        (a)    Reduction of Accounts to Reflect Distributions.    On the date of any distribution with respect to a Participant under the Plan, his Accounts shall be reduced by the amount of the distribution.

        (b)    Investment Credits.    Investment Credits shall be made to a Participant's Accounts as provided in following paragraphs of this Subsection:

  (1)
  The Administrator shall, from time to time, select Investment Funds to be used to determine Investment Credits under the Plan. The Administrator shall provide Participants with information regarding the Funds and may, in its sole discretion, discontinue, substitute, or add a Fund as of the first day of any month by providing at least 30 days' prior written notice to Participants.

  (2)
  Each Participant may elect for his Accounts to be invested in one or more of the Investment Funds by filing an Applicable Form with the Administrator. A Participant may change his investment election as of the beginning of any calendar month by filing a new Applicable Form with the Administrator before the first day of such month. If a Participant does not designate any Investment Fund, he shall be deemed to have elected the Fixed Interest Fund, to the extent that such Fund exists, or if such Fund is no longer available, the most comparable available Investment Fund.

  (3)
  It is anticipated that the Company will contribute to the Trust, not later than 30 days following the date as of which an amount transferred from a Predecessor Plan, Elective Deferral, Employer Contribution Credit, or Make-Up Pension Credit is credited to a Participant's Account ("Contribution Period"), an amount equal to such credit and that such amount will be invested by the Trustee pursuant to the Participant's election. If an anticipated contribution and investment are made within the Contribution Period, the Investment Credits with respect to the affected Participant's Accounts shall be the amounts earned by the Trust with respect to such Accounts, as determined by the Administrator. If an anticipated contribution and investment are not made within the Contribution Period, the affected Participant's Accounts shall be credited with Investment Credits as if such contributions had been made.

  (4)
  It is anticipated that the Trustee will reinvest Trust assets to reflect a Participant's election to change Investment Funds within 30 days after the effective date of the Participant's election ("Reinvestment Period"). If the Trustee changes the investment of Trust assets to reflect to Participant's election within the Reinvestment Period, the Investment Credits with respect to the affected Participant's Accounts shall be the amounts earned by the Trust with respect to such Accounts, as determined by the Administrator. If the Trustee does not change the investment of Trust assets to reflect to Participant's election within the Reinvestment Period the affected Participant's Accounts shall be credited with Investment Credits as if such reinvestment had been made.

  (5)
  For purposes of determining the Investment Credits with respect to the Fixed Income Fund, the earnings of such Fund shall be deemed to be the stated rate for the Fund, as in effect from time to time, rather than the actual return on Trust assets.

  (6)
  In determining Investment Credits to be credited to an Account, the Administrator may make reasonable estimates and approximations, as it deems appropriate.

        (c)    No Required Investment.    Notwithstanding the preceding provisions, neither the Employers nor the Trustee shall be obligated to invest any funds pursuant to a Participant's investment election. The sole purpose of such election is to provide a method for determining the Investment Credits with respect to a Participant's Accounts. Even if anticipated contributions and investments are made, the Participant shall have no right to such investments, and his sole right to benefits under the Plan shall be as a general unsecured creditor of the Company (and his Employer, if his Employer is a Subsidiary).

        Section 3.7    Tax Supplement Benefit.    To help pay for any income taxes imposed on a Participant upon a distribution resulting from a Change in Control Event, the gross distribution payable to any Participant as a result of a Change in Control Event shall be increased by 40%.

ARTICLE IV
DISTRIBUTIONS

        Section 4.1    Application of Article.    A Participant's Grandfathered Deferral Account and Grandfathered Employer Contribution Account shall be subject to the distribution provisions set out in Appendix B, to the extent that such Accounts derive from Grandfathered amounts transferred from the ADESA Corporation Supplemental Executive Retirement Plan, and the distribution provisions set out in Appendix C, to the extent that such Accounts derive from Grandfathered amounts transferred from the Automotive Finance Corporation Supplemental Executive Retirement Plan. The remaining provisions of this Article shall apply only to the Participant's Deferral Account and Employer Contribution Account.

        Section 4.2    Participant Distribution Elections.

        (a)   Subject to the following provisions of this Article, distribution of a Participant's Deferral Account and Employer Contribution Account shall be made as elected by the Participant under this Section. To be effective, a Participant distribution election must be filed with the Administrator on an Applicable Form within the required filing period.

        (b)   At the time he makes a Deferral Election under the Plan, a Participant shall elect how the amounts subject to the Deferral Election (including all Investment Credits with respect thereto) shall be distributed from the Plan. The Participant may elect as the Distribution Commencement Date for such amounts either (i) the first day of the month occurring at least 30 days after his Termination of Employment or (ii) the earlier of such date and a specified date that is at least five years after the date of his election. The Participant may elect for distribution of such amounts to be made (i) a lump sum payment, (ii) in substantially equal annual installments (not to exceed ten), or (iii) in a combination of such methods; provided, however, a distribution as of a designated date must be made in a lump sum. If the Participant elects for an amount to be distributed in installments, the first installment shall be paid as of the Distribution Commencement Date, and remaining installments shall be paid as of the next following anniversaries of that date. The amount of each such installment shall determined by dividing the amounts subject to the installment election by the number of remaining installments (including the installment being calculated). For example, if a Participant elects three annual installments, the first installment shall be one-third of the amount subject to the election, the second installment shall be one-half of the remaining amount subject to the election, and the third installment shall be the entire remaining amount subject to the election.

        (c)   An individual shall make an election within 30 days after becoming a Participant regarding the form in which amounts derived from Employer Contribution Credits shall be distributed. In the case of an individual who first becomes a Participant as of the Effective Date, such election shall include the form in which any amounts derived from non-Grandfathered amounts transferred to his Accounts pursuant to Section 2.3 and Pension Make-Up Contribution Credits shall be distributed. The Distribution Commencement Date for such amounts shall be the first day of the month occurring at least 30 days after the Participant's Termination of Employment. The Participant may elect for distribution of such amounts to be made (i) as a lump sum payment, (ii) in substantially equal annual installments (not to exceed ten), or (iii) in a combination of such methods. If the Participant elects for an amount to be distributed in installments, the first installment shall be paid as of the Distribution

Commencement Date, and remaining installments shall be paid as of the next following anniversaries of that date. The amount of each such installment shall determined by dividing the amounts subject to the installment election by the number of remaining installments (including the installment being calculated). A Participant may make a new distribution election for future Employer Contribution credits, effective as of the first day of the next following Plan Year, by filing a new election form with the Administrator before the beginning of that Plan Year.

        Section 4.3    Timing of Distributions.    In general, distributions pursuant to the Plan shall be made (or begin, if payable in installments) on or as soon as administratively feasible after the Benefit Commencement Date. Notwithstanding any other provision of the Plan, if a Participant who is a key employee (within the meaning of Code Section 416(i)), becomes entitled to a distribution on account of Termination of Employment for a reason other than death or disability (within the meaning of Code Section 409A(a)(2)(C)), to the extent required by Section 409A, distributions pursuant to the Plan shall be made (or begin, if payable in installments), six months after the Participant's Termination of Employment (or, if earlier, as soon as feasible following the Participant's death).

        Section 4.4    Death of the Participant and Beneficiary Designations.

        (a)    Form and Time of Payment.    If a Participant dies before his Benefit Commencement Date, his Accounts shall be distributed to his Beneficiary in the same form and manner as they would have been distributed to the Participant, if he had lived. If a Participant dies after his Benefit Commencement Date, his remaining Accounts shall be distributed to his Beneficiary in the form and manner of distribution in effect on the date of his death.

        (b)    Designation of Beneficiaries.    A Participant may designate a primary and contingent beneficiary or beneficiaries on an Applicable Form. The Participant may change such designation at any time and for any reason. If the Participant does not designate a beneficiary, or if the Participant's designation is for any reason illegal or ineffective, or if the designated beneficiary(ies) do not survive the Participant, the Participant's beneficiary shall be (i) his surviving spouse, if he is survived by his spouse; (ii) if there is no surviving spouse, his duly appointed and qualified executor or other personal representative to be distributed in accordance with the Participant's will or applicable intestacy law; or (iii) if there is no such representative duly appointed and qualified within 60 days after the Participant's death, then such persons who would be entitled to share in the distribution of his estate under the applicable intestacy law in the proportions required by such law. The Administrator may determine the identity of the beneficiaries, and in so doing may act and rely upon any information that it may deem reliable upon reasonable inquiry, and upon any affidavit, certificate, or other document believed by it to be genuine, and upon any evidence believed by it to be sufficient.

        Section 4.5    Hardship Distributions.    Notwithstanding the preceding provisions of this Article, a Participant shall be entitled to early distribution of his Accounts upon the occurrence of an unforeseeable emergency (within the meaning of Code Section 409A(a)(2)(B)(ii)) to the extent that such distribution is permitted by this Section and Code Section 409A. In general, an "unforeseeable emergency" is a severe financial hardship to the Participant resulting from an illness or accident of the Participant, his spouse, or his dependent (within the meaning of Code Section 152(a)). A distribution may be made on account of unforeseeable emergency only if the amounts distributed do not exceed the amounts necessary to satisfy the emergency, plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which the severe financial hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets (to the extent that the liquidation of such assets would not itself cause severe financial hardship). A Participant must request a distribution pursuant to this Section by filing an Applicable Form with the Administrator and providing such information as the Administrator reasonably requests. If the Administrator determines, in its sole discretion, that the requirements of this Section and Code Section 409A permit a requested distribution, such distribution shall be made to the Participant in a lump sum as soon as administratively feasible after the distribution is approved.

        Section 4.6    Distribution on Change of Control Event.    As soon as administratively feasible following any Change of Control Event with respect to a Participant, the Participant's entire Accounts shall be distributed to him in a lump sum payment.

        Section 4.7    Minimum Installment Payment.    Notwithstanding a Participant's election, the minimum amount of any elected installment payment shall be equal to the lesser of (i) the Participant's remaining Accounts or (ii) $100,000.

ARTICLE V
PLAN ADMINISTRATION

        Section 5.1    Powers and Responsibilities of the Administrator.    The Administrator shall have full responsibility and discretionary authority to administer the Plan, including (but not limited to) the following:

          (a)   to interpret Plan documents, decide all questions relating to an individual's eligibility to participate in the Plan, require information from a Participant or Beneficiary, determine whether a Participant has Terminated Employment, determine the amount, manner, and timing of distributions under the Plan, resolve any claim for benefits in accordance with Section 5.3, and appoint or employ advisors, including legal counsel, to render advice with respect to any of the it responsibilities under the Plan.

          (b)   to maintain sufficient records to determine each Participant's eligibility to participate and the adjustments to his Accounts; and

          (c)   to create forms and adopt rules as it deems necessary, desirable, or appropriate in the administration of the Plan.

        When making a determination or calculation, the Administrator shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employers, or the legal counsel of an Employer. Subject to a claimant's appeal right under Section 5.3, all acts and decisions of the Administrator shall be final, binding, and conclusive.

        Section 5.2    Indemnification of Administrator.    The Administrator shall be indemnified and held harmless by the Employers with respect to any actual or alleged breach of responsibilities performed or to be performed hereunder.

        Section 5.3    Claims and Claims Review Procedure.

        (a)    Defined Terms.    For purposes of this Section, the following terms shall have the meanings set out below:

  (1)
  "Benefit Claim" means a request or claim for a benefit under the Plan, including a claim for a greater benefits than have been paid.

  (2)
  "Denial" or "Denied" refers to any of the following: a denial, reduction, termination, or failure to provide or make payment (in whole or in part) of a benefit, including determinations based on eligibility.

        (b)    Initial Claim Filing.    All Benefit Claims must be in accordance with procedures established by the Administrator from time to time. A Benefit Claim and any appeal thereof may be filed by the claimant or his authorized representative.

        (c)    Initial Review of Benefit Claim.    The Administrator shall provide the claimant with written or electronic notice of its approval or Denial of a properly filed Benefit Claim within 90 days after receiving the claim, unless special circumstances require an extension of the decision period. If special circumstances require an extension of the time for processing the claim, the initial 90-day period may be extended for up to an additional 90 days. If an extension of the initial 90-day period is required, the Administrator shall provide written notice of the required extension before the end of the initial 90-day period, which shall (i) specify the circumstances requiring an extension and (ii) the date by which the Administrator expects to make a decision.

        (d)    Initial Denial of Benefit Claim.    If a Benefit Claim is Denied, the Administrator shall provide the claimant with written or electronic notice containing (i) the specific reasons for the Denial, (ii) references to the applicable Plan provisions on which the Denial is based, (iii) a description of any additional material or information needed and why such material or information is necessary, and (iv) a description of the applicable review process and time limits.

        (e)    Appeal of a Claim Denial.    A claimant may appeal the Denial of a claim for benefits by filing a written appeal with the Administrator within 60 days after the claimant receives written or electronic notice of the Denial. The claimant's appeal shall be deemed filed on receipt by the Administrator. If a claimant does not file a timely appeal, the Administrator's decision shall be deemed final, conclusive, and binding on all persons.

        (f)    Decision of Appeal.    The Administrator shall provide the claimant with written or electronic notice of its decision on appeal within 60 days after receipt of the claimant's appeal request, unless special circumstances require an extension of this time period. If special circumstances require an extension of the time to process the appeal, the processing period may be extended for up to an additional 60 days. If an extension is required, the Administrator shall provide written notice of the required extension to the claimant before the end of the original 60-day period, which shall specify the circumstances requiring an extension and the date by which the Administrator expects to make a decision. If the Benefits Claim is Denied on appeal, the Administrator shall provide the claimant with written or electronic notice containing a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the Benefits Claim, as well as the specific reasons for the Denial on appeal and references to the applicable Plan provisions on which the Denial is based. The Administrator's decision on appeal shall be final, conclusive, and binding on all persons, subject to the claimant's right to file a civil actions pursuant to ERISA Section 502(a).

        Section 5.4    Income and Employment Tax Withholding.    The Employers or the Trustee shall withhold from any benefits payable under the Plan such amounts as they deem necessary to satisfy applicable income and employment tax withholding.

        Section 5.5    Notices.    Any notice or document required to be provided to the Administrator shall be properly provided, only if personally delivered to or mailed, by registered mail, postage pre-paid, to the following:

    Corporate Benefits Manager
    ADESA, Inc.
    13085 Hamilton Crossing Boulevard
    Carmel, Indiana 46032

or as otherwise provided in written notice to the Participant.

Any notice or document required to be provided to the Participant or Beneficiary shall be properly given or filed, only if delivered to the Participant or if mailed by first class mail to the Participant or Beneficiary at his most recent home address, as listed on the records of the Employer.

ARTICLE VI
AMENDMENT AND TERMINATION OF THE PLAN

        The Company shall have the right to amend or terminate the Plan at any time: provided, however, no such amendment of termination shall (i) result in an acceleration of benefit payments in violation of

Code Section 409A and the guidance thereunder, (ii) result in any other violation of Section 409A or the guidance thereunder, or (iii) reduce the amount allocated to a Participant's Accounts as of the date of the amendment or termination or adversely affect the Participant's rights with respect to such Accounts.

ARTICLE VII
MISCELLANEOUS

        Section 7.1    Nature of Participants' Rights.    The Company and a Participant's Employer (if the Participant is employed by a Subsidiary) shall be responsible for the payment of all benefits under the Plan with respect to that Participant, to the extent that such benefits are not payable from the Trust. The Employers shall not have any obligation to set aside assets for the provision of benefits under the Plan and, if any such funds are contributed to the Trust, they shall remain subject to the claims of the Employers' creditors. No Participant or Beneficiary shall have any rights to any assets of an Employer or the Trust other than as a general creditor of the Company and his Employer.

        Section 7.2    Spendthrift Clause.    No benefit or interest available hereunder shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of a Participant or Beneficiary, either voluntarily or involuntarily.

        Section 7.3    Counterparts.    This Plan may be executed in any number of counterparts, each of which shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

        Section 7.4    No Enlargement of Employment Rights.    Nothing contained in the Plan shall be construed as a contract of employment between an Employer and any person, nor shall the Plan be deemed to give any person the right to be retained in the employ of an Employer or limit the right of an Employer to employ or discharge any person with or without cause, or to discipline any Employee.

        Section 7.5    Limitations on Liability.    Notwithstanding any of the preceding provisions of the Plan, none of the Employers, the Administrator, and each individual acting as an employee or agent of any of them shall be liable to any Participant or Beneficiary for any claim, loss, liability, or expense incurred in connection with the Plan, except when the same shall have been judicially determined to be due to the gross negligence or willful misconduct of such person.

        Section 7.6    Incapacity of Participant or Beneficiary.    If any person entitled to receive a distribution under the Plan is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative), then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Administrator may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Employers and the Plan.

        Section 7.7    Corporate Successors.    The Plan shall not be automatically terminated by a transfer or sale of assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity ("Transaction"), but the Plan shall be continued after the Transaction only if and to the extent that the transferee, purchaser, or successor entity agrees to continue the Plan.

        Section 7.8    Evidence.    Evidence required of anyone under the Plan may be by certificate, affidavit, document, or other information that is signed, made, or presented by the proper party or parties and that the person relying thereon considers pertinent and reliable.

        Section 7.9    Action by Employer.    Any action required of or permitted by an Employer under the Plan shall be by resolution of its board of directors or by a person or persons authorized by resolution of such board to act on its behalf with respect to the Plan.

        Section 7.10    Severability.    If any provision of the Plan is held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and endorsed as if such illegal or invalid provisions had never been contained in the Plan.

        To signify the adoption of the ADESA, Inc. 2005 Supplemental Executive Retirement Plan, the duly authorized Chief Executive Officer of ADESA, Inc. has signed this document on the date specified below.

ADESA, Inc.
Date:	March 28, 2005	By:	/s/ DAVID G. GARTZKE

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  Exhibit 10.19
INTRODUCTION